SCHEDULE 14C

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StrikeForce Technologies, Inc.

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1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share

2) Aggregate number of securities to which transaction applies:

2,249,552,204 common shares; 3 preferred shares

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StrikeForce Technologies, Inc.

1090 King Georges Post Road

Suite #603

Edison, NJ  08837

(732) 661 9641

Facsimile: (732) 661-9647

Email: marklkay@strikeforcetech.com

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about December 2, 2013 to the stockholders of record, as of November 21, 2013 to shareholders of StrikeForce Technologies, Inc., a Wyoming corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of three stockholders (management) holding a total of three Series A Preferred Shares (The three shares of Series A Preferred Shares held by management equals 80% of the current and outstanding preferred shares, (which are converted to common shares strictly for voting rights purposes only and are calculated by multiplying the number of current outstanding preferred and common shares times four (4)) and the outstanding preferred and common shares for voting purposes only; thus, combined with the 2,249,552,207 issued and outstanding shares of common stock and outstanding preferred shares, there would be a total of 11,247,761,035  voting capital shares of which 8,998,208,828 have voted in favor of the action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. Since the accompanying Information Statement is first being sent or given to security holders on or about December 2, 2013 to the corporate action described therein may be effective on or after December 23, 2013.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

Ratification of the increase of the authorized shares of common stock of the Company from five billion (5,000,000,000) to six billion seven hundred fifty thousand (6,750,000,000), $0.0001 par value effective as of the filing of amendment to the Company's Certificate of Incorporation with the Wyoming Secretary of State.

The increase in the authorized shares described in the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by the Section 17-16-724 of the Wyoming Statutes of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Mark Kay

Chief Executive Officer

December 2, 2013

The elimination of the need for a meeting of stockholders to approve this action is made possible by Wyoming Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

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Changes in relationships and market for the development of the business of the Company that  would affect our earnings and financial position.

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Considerable financial uncertainties that could impact the profitability of our business.

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Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

TABLE OF CONTENTS

StrikeForce Technologies, Inc.

1090 King Georges Post Road

Suite #603

Edison, NJ  08837

(732) 661-9641

Facsimile: (732) 661-9647

Email: marklkay@strikeforcetech.com

This Information Statement is being furnished by StrikeForce Technologies, Inc., a Wyoming corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the Company’s issued and outstanding voting securities. By written consent dated November 21, 2013, the holders of a majority of the voting power approved the increase of the authorized shares of common stock of the Company from five billion (5,000,000,000) to six billion seven hundred fifty thousand (6,750,000,000), $0.0001 par value.  We are first sending or giving this Information Statement on or about December 2, 2013 to our stockholders of record as of the close of business on November 21, 2013 (the “Record Date”). Our principal executive offices are located at 1090 King Georges Post Road, Suite #603, Edison, NJ  08837 and our main telephone number is (732) 661-9641.

Board Approval of the Increase in Authorized Common Shares

On November 22, 2013, our board of directors authorized the increase of the authorized shares of common stock of the Company from five billion (5,000,000,000) to six billion seven hundred fifty thousand (6,750,000,000), $0.0001 par value.

The Action by Written Consent

On November 21, 2013, the holders of a majority of the votes of the Company’s outstanding voting securities approved the  increase of the authorized shares of common stock of the Company from five billion (5,000,000,000) to six billion seven hundred fifty thousand (6,750,000,000), $0.0001 par value. The holders of a majority of the votes of the Company’s outstanding voting securities are comprised of three shares of Series A Preferred Shares which equals 80% of the current and outstanding preferred shares (calculated by multiplying the number of current outstanding preferred and common shares by four (4)), for voting purposes only, held by management, added to the current outstanding common and preferred shares; thus, combined with the 2,249,552,207 issued and outstanding shares of common stock and preferred shares, there would be a total of 11,247,761,035 voting capital shares of which 8,998,208,828 have voted in favor of the action.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. Section 17-16-724 of the Wyoming Statutes and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the increase in the authorized shares of common stock.

Notice Pursuant to the Wyoming Statutes

Pursuant to the Wyoming Statutes, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Wyoming Statutes.

Dissenters’ Rights of Appraisal

The Wyoming Statutes does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK

“Company,” “our company,” “us,” “SFT,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in the registration statement include or relate to, among other things, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in the registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the registration statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the registration statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of the registration statement, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in the registration statement, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in the registration statement that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

Corporate History and Business

StrikeForce Technologies, Inc. is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. StrikeForce Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, the stockholders approved an amendment to the Certificate of Incorporation to change the name to StrikeForce Technologies, Inc. On November 15, 2010, we re-domiciled under the laws of the State of Wyoming. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services until December 2002.  In December 2002, and formally memorialized in September 2003, we acquired certain intellectual property rights and patent pending technology from NetLabs.com, Inc. (“NetLabs”) including the rights to further develop and sell their principal technology. In addition, certain officers of NetLabs joined our company as officers and directors of our company. We subsequently changed our name to StrikeForce Technologies, Inc., under which we have conducted our business since August 2003. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our globally expanding network and internally generated sales, rather than by acquisitions. We have no subsidiaries and we conduct our operations from our corporate office in Edison, New Jersey.

We began our operations in 2001 as a reseller and integrator of computer hardware and iris biometric technology. From the time we started our operations through the first half of 2003, we derived the majority of our revenues as an integrator. In December 2002, upon the acquisition of the licensing rights to certain intellectual property and patent pending technology from NetLabs, we shifted the focus of our business to developing and marketing our own suite of security products. Based upon our acquired licensing rights and additional research and development, we have developed various identification protection software products to protect computer networks from unauthorized access and to protect network owners and users from identity theft.

In November 2010, we received notice that the United States Patent and Trademark Office (“USPTO”) had issued an official Notice of Allowance for the patent application for the technology relating to our ProtectID® product, titled "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System". In January 2011, we received notice that the USPTO issued the Company Patent No. 7,870,599.  This “Out-of-Band” Patent went through a USPTO Re-Examination process starting on January 11, 2011 and concluded on December 27, 2011, with all of our patent claims remaining intact and eight additional patent claims being added. In 2011, we submitted an additional continuation patent on the “Out-of-Band” Patent, with approximately forty additional Company claims now pending. The technology we developed and use in our GuardedID® product is the subject of a pending patent application.

In January 2013, we were assigned the entire right, title and interest in and to the “Out-of-Band Patent” (Patent No. 7,870,599) from NetLabs, with the agreement of the developer, and the assignment was recorded with the USPTO.

In February 2013, we executed a retainer agreement with our patent attorneys to aggressively enforce our patent rights as we believe “Out-of-Band Authentication” is becoming the standard for authenticating consumers in the financial and other markets. Our attorneys have initiated court filings in order to protect our “Out-of-Band Patent” rights. We also expect to initiate further litigation against our potential “Out-of-Band” Patent infringers.

In February 2013, our patent attorneys submitted a new “Out-of-Band” Patent continuation, which is now our second “Out-of-Band” continuation patent pending.

In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is now patent pending. Our MobileTrust® product is the invention supporting the patent pending.

In July 2013, we received notice that the USPTO had added 54 additional patent claims for our Out-of-Band patent we received in January 2011, by issuing to us Patent No. 8,484,698 thereby strengthening our position with clients and our current and potential lawsuits.

We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and continue the development of our new mobile product, MobileTrust®, with continuous enhancements to all, which the first two are currently being sold and distributed. Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, insurance, technology, and consumer sectors. We seek to locate customers in a variety of ways. These include contracts primarily with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our own and agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by customers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and yearly recurring revenues. We are also generating revenues from annual maintenance contracts, renewal fees and expect, but cannot guarantee, an increase in revenues based upon the execution of various agreements that we have recently closed and are being implemented.

We generated all of our revenues of, $367,579 for the nine months ended September 30, 2013, compared to $642,596 for the nine months ended September 30, 2012, and revenues of $179,408 for the three months ended September 30, 2013 compared to $289,515 for the three months ended September 30, 2012, from the sales of our security products. The decrease in revenues is primarily due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with one of our channel partners, WhiteSky, Inc. ("WhiteSky"). We have opportunities through our sales channel and current pilots that we expect, but cannot guarantee, will increase revenues in the fourth quarter of 2013.

We market our products globally to financial service firms, healthcare related companies, legal services companies, e-commerce companies, gaming, automotive, government agencies, the enterprise market in general, and with virtual private network companies, as well as technology service companies that service all the above markets. We seek such sales through our own direct efforts and primarily through distributors, resellers and third party agents internationally. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in production installations and pilot projects with various distributors, resellers and direct customers across the globe, as well as having additional reseller agreements with strategic vendors internationally, that we announced, including Canada, South America, Europe, Asia, Africa and the Pacific Rim. Our GuardedID® product is also being sold directly to consumers, primarily through the Internet as well as distributors, resellers, third party agents, affiliates and potential OEM agreements by bundling GuardedID® with their products (providing a value-add and competitive advantage to their own products and offerings).

We have incurred substantial losses since our inception. Our management believes that our products provide a cost-effective, more secure and technologically competitive solution to address the problems of cyber security and data breaches in general. However, there can be no assurance that our products will continue to gain increased acceptance and continue to grow in the commercial marketplace or that one of our competitors will not introduce technically superior products.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 7 employees. Our Company’s website is www.strikeforcetech.com.

Our Products

StrikeForce is a software development and services company. We own and are seeking to commercially exploit various identification protection software products that were developed to protect computer networks from unauthorized access, real time, and to protect network owners and users from cyber security attacks and data breaches. Our principal products ProtectID®, GuardedID®, inclusive of our unique CryptoColor® technology and MobileTrust® are proprietary authentication and keystroke encryption technologies that are intended to eliminate unauthorized access to computer networks and all mobile devices and to prevent unauthorized individuals from copying (logging) keystrokes. We are expanding the market for our suite of products in the financial services, e-commerce, corporate, healthcare, government and consumer sectors. Our cyber security products are as follows:

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ProtectID® is our patented authentication platform that uses “Out-of-Band” multi-factor in-house installation, cloud service technology and a hybrid to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, iPhone, Droid, Blackberry, PDA, or multiple computer secure sessions, biometric identification and encrypted devices such as tokens or smartcards as examples. The authentication procedure separates authentication information such as usernames from the pin/passwords or biometric information, which are then provided to or from the network’s host server across separate communication channels. The platform allows for corporate control and client choices, per their company’s security policies, which evolves over time with newly available and customer requested technologies. (Patent No:7,870,599 for Out-of-Band Authentication)

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GuardedID® creates a 256-bit AES encrypted real time separate pathway for information delivery from a keyboard to a targeted application on a local computer, preventing the use of spyware/malware to collect user information.  This product provides keyboard encryption and helps prevent keylogging from occurring in real time, which helps prevent the number one threat to consumers and businesses in today’s market: keylogging software, which is stealth software embedded in web sites, emails, pictures, MP3 files, videos, USB’s or other software and hardware that, once unknowingly launched, secretly monitors and records all of a user's keystrokes on the computer and sends the data to the cyber thief without the user’s awareness.  Keylogging has been reported as the #1 cause of major data breaches that occurred in 2010, as reported in the 2010-2012 Verizon Data Breach Reports. (Patent Pending)

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MobileTrust® is an advanced iPhone/iPad and Android device password vault that includes a strong password generator. MobileTrust® also provides for Mobile Multi-Factor One Time Password authentication, a secured browser and keystroke encryption between its virtual keyboard and secured browser, which is critical to all confidential online transactions and other features, which is now in Beta. This new feature for mobile devices, which helps prevent data breaches and stolen credentials is a critical and vital addition to all enterprise mobile users, as enterprises transition to “Bring Your Own Devices” (BYOD). (Patent Pending)

Our products sometimes include software and hardware that we contractually license from other vendors. These products include VASCO (an authentication and e-signature solutions company) tokens, as well as additional authentication and telecommunication software devices. ProtectID® also uses a software product for its Voice Biometric Out-of-Band method through a partnership with Trade Harbor.

The ProtectID® Cloud Service can be hosted by our service provider (we have a strategic arrangement with a third party SAS70 hosting service) as well as the ProtectID® Out-of-Band and Multi-Factor Platform, which can be installed internally in a customer’s infrastructure or as a hybrid implementation. With the exception of our free redistributable Microsoft software components, our reseller agreement with VASCO and our partnership with Trade Harbor, none of our contracts for hardware or software are with a sole supplier of that feature or product.

Factors that are considered important to our success include, but are not limited to, the following:

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Our products address the needs of a broad variety of customers for authentication and cyber security overall. One of the biggest problems facing the world is Cyber Security, the effects of which, our management contends, total an estimated $221 billion per year in business losses.

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A Javelin Strategy 2010 year end research report found identity theft and fraud affected more than 8 million Americans at a cost more than $37 billion dollars.

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CU Info Security reported in August 2012 that a $14 million fraud scheme shuttered credit unions and commented that experts say trust overshadowed due diligence.

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48% of all data breaches in 2011 were caused by key loggers (malware copying keystrokes), as reported by the Verizon 2012 Data Breach  Report. Management believes that similar percentages are projected to be reported in the Verizon 2013 report due out shortly. All of the companies breached, per these reports, had an anti-virus program installed.

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In 2011, it was reported that RSA Security was breached in late 2011 from which Lockheed Martin and others were affected and lost millions of dollars. This event caused many companies to look to other means of two-factor authentication, such as Out-of-Band. The RSA Data Breach started with a keylogging virus which our GuardedID® product most likely would have prevented.

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In February 2013, Computerworld reported that the Federal Government has slapped security on the frontline of IT agendas with its announcement of a new cyber security center in Canberra and an additional $1.46 billion in funding for cyber security as part of a new national security blueprint.

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n respect to the latest version of our keyboard encryption and anti-keylogger Product, GuardedID®, a recent report from a government security group known as CERT states that minimally 80% of the malicious keylogging programs are undetected by the major anti-virus software suites. However, the Guarded ID(R) is designed to render the malicious programs useless, in real time.

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The Effectiveness of Our Products: Our products have been designed to provide, we believe,  a high available level of security for computer networks and individual users. In particular, we believe that the now Patented “Out-of-Band” authentication process is an innovative technology that will greatly prevent unauthorized access to computer networks and will provide effective security products to drastically reduce the incidence of identity fraud for our customers. We have contractually commenced implementation of our products on a large global scale, yet there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success. To date and our knowledge, all of our clients have reported, per a report by Research 2.0, that our products work as described.

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Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. StrikeForce’s ProtectID® operates on an independent Cloud Service platform and is also able to integrate with multiple operating systems and user interfaces for an in-house implementation. ProtectID® has been designed to use multiple authentication devices that are currently on the market (including, but not limited to, biometrics, key-fob tokens, iPhones, iPads, Blackberrys, Androids, PDA’s, smart cards and other mobile devices). Our ability to integrate our products with multiple existing and future technologies is currently a key factor in the growth of our product’s acceptance and is demonstrated by our success with recent clients and installations referred to in a number of our 2011 and 2012 press releases.  Our GuardedID® product currently operates with Windows Internet Explorer (IE) and Firefox web browsers and our upgraded Premium version works with almost all applications running on a Windows desktop platform, inclusive of Microsoft Office. New features and functions for both products continue to be developed via our research and development, as well as the ability to operate on other technology platforms, such as Apple and we expect deployment of our GuardedID® for the MAC OS in the second quarter of 2013.

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Relative Cost: We have attempted to design our products to provide a cost-effective suite of products for financial services, e-commerce, commercial, healthcare, government and direct-consumer customers. Our ability to offer our products at a competitive price and to add to existing installations is likely in our opinion, to be a key factor in the acceptance of our product as we have seen with many of our clients.

Business Model

We are focusing primarily on developing sales through “channel” relationships in which our products are offered by other manufacturers, distributors, value-added resellers and agents, internationally. In 2013, we added and publicly announced additions to our global distribution sales channel, which provides additional presence for us in the United States, Canada, Europe and Africa. We also sell our suite of security products directly from our Edison, New Jersey office, which also augments our channel partner relationships. It is our strategy that these “channel” relationships will provide the greater percentage of our revenues ongoing, as was the case in 2012. Examples of the channel relationships that we are seeking include already established original equipment manufacturer (“OEM”) and bundled relationships with other security technology and software providers that would integrate or bundle the enhanced security capabilities of ProtectID®, GuardedID® and/or MobileTrust® into their own product lines, thereby providing greater value to their clients. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services, as well as all markets interested in increasing the value of their products and packages, such as financial services software, anti-virus, government integrators and identity theft product companies.

From our MobileTrust® security new mobile application, which is now in beta testing, we have created and announced two new programs: our new ProtectID® Mobile OTP (One Time Password) to be used with ProtectID®; and our new GuardedID® Mobile keystroke encryption software development kit (SDK). We anticipate that both new products will be production ready in early to mid-2014. With the creation of this new GuardedID® Mobile SDK, we intend to focus the sales of this software product to the development groups of our target markets to be added to their mobile applications. Management has already received demands for this software, as keystroke encryption malware continues to grow and remain a major problem for the cyber security market.

Our primary target markets include financial services such as banks and insurance companies, healthcare providers, legal services, government agencies through integrators, technology platforms, e-commerce based services companies, telecommunications and cellular carriers, technology software companies, government agencies and consumers, especially for our mobile and keystroke encryptions products. We are focusing our concentration on cyber security and data breach strategic problem areas, such as where compliance with financial, healthcare. legal and government regulations are key and stolen passwords are used to acquire private information illegally. In the fourth quarter of 2011, we executed a multi-year contract with a major US financial lender who utilizes our ProtectID® solution for its over 12,000,000 employees, administrators and consumers. The contract became revenue producing in the fourth quarter of 2011 for a three year auto-renewable term. In the first quarter of 2012, we executed a multi-year contract with a healthcare facility who utilizes our ProtectID® solution for its employees and administrators. The contract became revenue producing in the first quarter of 2012 for a three year auto-renewable term. During the second half of 2012, we signed on additional distributors and resellers from which we started to generate revenues in 2013, as they implemented their sales strategies for our products. In the fourth quarter of 2013, a number of our channel partners have pilots and client implementations in place that we contend could substantially increase our revenues in late 2013 and/or into fiscal 2014. There is no guarantee as to the timing and success of these efforts.

Because we are now experiencing a continual recurring growing market demand, we are developing a sizeable global reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff. We have minimized the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and require appropriate levels of support.

We seek to generate revenue through fees for ProtectID® based on client consumer usage in the financial, healthcare services and legal services markets, as well as enterprises in general, through our Cloud Service, plus one-time and annual per person fees in the enterprise markets which often are for in-house installations of our products, and set-up and recurring transaction fees when the product is accessed in our Cloud Service, along with yearly maintenance fees, and other one-time and recurring fees. We also intend to generate revenues through sales of our GuardedID® product. GuardedID® pricing is for an annual license and we discount for volume purchases. GuardedID® pricing models, especially when bundling through OEM contracts, include monthly and quarterly recurring revenues. As more agreements are reached by our distributors, we are experiencing monthly increasing sales growth, through the execution of GuardedID® bundled OEM agreements. We also provide our clients a choice of operating our ProtectID® software internally by licensing it or through our hosted Cloud Service or a hybrid that some clients have implemented. GuardedID® requires a download on each and every computer it protects, whether for employees or consumers. We have three GuardedID® products, (i) a standard version which protects browser data entry only, (ii) a premium version which protects almost all the applications running under Microsoft Windows on the desktop, including Microsoft Office Suite and almost all applications running on the desktop and (iii) an Enterprise version which, in addition, provides the Enterprise administrative rights and the use of Microsoft’s Enterprise tools for the product’s deployment.  Our new MobileTrust® mobile product will be priced for the consumer through the appropriate mobile phone stores, as well as direct sales for higher volume enterprises, including volume discounts to the degree allowed by the telecommunications providers. Our new GuardedID™ Mobile SDK (software development kit) will be priced either at a one time or annual fee based on volume or number of users or one price for the entire enterprise plus maintenance. We anticipate, but can provide no assurances, that this product offering will result in the largest number of sales and related revenues for us in fiscal 2014.

Our management believes that our products provide a cost-effective and technologically competitive solution to address the increasing problems of network security and identity theft in general. Updated guidance for the Federal Financial Institutions Examination Council (“FFIEC”) regulations include the requirement for solutions that have Two-Factor Out-of-Band Authentication and products that stop keylogging malware, real time, which our management believes our proprietary products uniquely and directly address. This new updated guidance went into effect as of January 1, 2012. Additionally, the 2013 Verizon Data Breach report, published in April 2013, stated that 80% of all the data breaches they reported would not have occurred if the corporations used two factor authentication, such as our ProtectID® system. The report also indicates that over 79% of the data breaches would most likely not have occurred if the corporations breached used anti-keylogging software, other than the typical anti-virus programs. Based on the FFIEC requirement in the latest FFIEC update that was published in June 2011 (being enforced as of January 2012) the latest Verizon Data Breach Report and the new articles from the White House urging law firms and legal services firms to add two factor authentication, we have recently experienced a growing increase in pilots and sales orders and inquiries specifically in the financial and legal markets. However, there can be no assurance that our products will continue to gain acceptance and continue to grow in the commercial marketplace or that one of our competitors will not introduce technically superior products.

Marketing

Our multi-channel marketing strategy includes:

1. Direct sales to enterprise and commercial customers. In this effort, we are purchasing marketing programs and working with our public relations firm (contracted in 2012), and we are looking at other inside sales alternatives in order to respond aggressively to inquiries relating to our products.

2. The global addition of resellers, agents & distributors (our strategic sales channel) who distribute and resell our products and services to enterprise and commercial customers (technology and software product distributors, systems integrators, managed service companies, other security technology and software vendors, telecom companies, identity theft related product companies, etc.).

3. Application Service Provider (ASP) Partners: Our certified SAS 70 third party service provides a hosting platform that facilitates faster implementations at competitive prices for our Cloud Service option (although no revenues were recognized in the first quarter of 2013).

4. Original Equipment Manufacturers (OEM): SFT products are sold to other security technology vendors that integrate ProtectID® and GuardedID® into their products (bundling) and services providing for monthly increasing recurring revenues.

5. Internet sites that sell GuardedID® to consumers and small enterprises, such as affiliates.

6. Technology and other providers and resellers, agents and distributors interested in purchasing and or selling our new MobileTrust® cyber solution for all mobile devices, initially for all Apple and Android devices.

7. Outside Independent consultants selling our products for commission only, focusing on the healthcare, legal and consumer markets.

Our cloud service provider is Hosting.com and we have been under contract with them since December 2007 when we executed an agreement with a nationwide premier data center and co-location services provider who functions as an Application Service Provider for our ProtectID® and GuardedID® products, which require a secondary server used for the “Out-of-Band” two-factor authentication technology. We believe that this relationship improves the implementation time, reduces the cost and training requirements, and allows for ease of scalability, with hot backups in multiple locations across the U.S., on an as needed basis. The cloud site is also SAS 70 (Statement on Auditing Standards (SAS) No. 70,) certified, which is critical to providing a secure compliant service that is required by most of our clients. Our agreement with the services provider was for a one-year (1) term, initially ending in December 2008 and renewing automatically for one-year (1) terms, and is still in effect. The relationship can be terminated by either party on sixty days written notice. The cloud service is compensated by our Company based on a flat monthly fee per the terms of the contract that can increase as we require additional services.

Intellectual Property

We are working with our patent attorneys to aggressively enforce our patent rights per the terms of a retainer agreement executed in February 2013. Our patent attorneys also filed third and fourth “Out of Band” continuation patents that are now patent pending and assisted us in obtaining a second Out-of-Band Authentication patent.

We are also working with our patent attorneys to plan our strategy to aggressively enforce our patent rights relating to our newly granted Keystroke Encryption patent that helps protect our GuardedID® products. Our patent attorneys also filed a Keystroke Encryption continuation patent that is now patent pending.

Our firewall product, which was in the research and design phase, is no longer being developed; therefore, the pending provisional patent application was allowed to expire. A fourth patent application relating to our ProtectID® product was combined into the first ProtectID® patent application and the fourth application was allowed to lapse.

We have four trademarks that have been approved and registered: ProtectID®, GuardedID®, MobileTrust® and CryptoColor®. A portion of our software is licensed from third parties and the remainder is developed by our own team of developers while leveraging some limited external consultant expertise as necessitated. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect the intellectual property rights.

We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. Although we are not substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our suite of products, and therefore any undetected errors in these licensed products could create delays in the implementation of our products, impair the functionality of our products, delay new product introductions, damage our reputation, and/or cause us to provide substitute products.

Business Strategy

We could incur significant additional costs before we become profitable. We anticipate that most of the costs that we incur will be related to salaries, professional fees, marketing, sales and research & design. We anticipate that we will increase our sales force by approximately one full-time employee and our technology staff by approximately two employees during the next year. At the present time, our monthly cash expenditure burn rate is approximately $105,000 per month. We expect that our monthly cash usage for operations will increase slightly in the future due to contracted and anticipated increased volumes and the preceding additions. We anticipate that the area in which we will experience the greatest increase in operating expenses is in marketing, selling, advertising, payroll related to sales and product support, technology and global strategic business consulting subject to cash availability. In 2013, we added three new consultants working in specific markets and for the most part on a commission base only. We are committed to maintaining our current level of operating costs until we earn the level of revenues needed to absorb any potential increase in costs.

Our primary strategy over the remainder of fiscal 2013 is to focus on the growth and support of our channel partners, including distributors, resellers and original equipment manufacturers (OEMs), along with our newly signed sales consultants. Secondly, our internal sales team will target potential direct sales in industries that management believes provides the greatest potential for short term sales. These include small to medium sized financial institutions, government agencies, e-commerce, healthcare, legal and enterprise businesses. We are also executing agreements with strategic resellers and distributors for marketing, selling and supporting our products internationally including the U.S. We utilize distributors, resellers and agents to generate the bulk of our sales internationally, realizing that this strategy takes longer to nurture, however progressing well. There can be no assurance, however, that we will succeed in implementing our sales strategy. Although management believes that there is an increasingly strong market for our products as the need for cyber security increases globally, we have not generated substantial revenue from the sale of our products and there is no assurance we can secure a market sufficient to permit us to achieve profitability in the next twelve months.

Competition

The software development and services market is characterized by innovation and competition. There are several well-established companies within this market that offer network security systems in our product markets and newer companies with emerging technologies. We believe that our patented “Out-of-Band” multi-factor identity authentication platform is an innovative, secure, adaptable, competitively priced, integrated network authentication system. The main features of ProtectID® include: an open architecture “Out-of-Band” platform for user authentication; operating system independence; biometric layering; mobile authentication; secure website logon; Virtual Private Network (“VPN”) access; domain authentication and multi-level authentication. Unlike other techniques for increased network security, ProtectID® does not rely on a specific authentication device or method (e.g., phone, tokens, smart cards, digital certificates or biometrics, such as a retinal or fingerprint scan). Rather ProtectID® has been developed as an “open platform” that incorporates an unlimited number of authentication devices and methods. For example, once a user has been identified to a computer network, a system deploying our ProtectID® authentication system permits the “Out-of-Band” authentication of that user by a telephone, iPhone, iPad, Blackberry, PDA, email, hard token, SSL client software, a biometric device such as a voice biometric, or others, before that user is permitted to access the network. By using “Out-of-Band” authentication methods, management believes that ProtectID®, now patented and supported through our initiated litigation, with plans for additional litigation, provides a competitive product for customers with security requirements greater than typical name and password schemes for virtual private networks and computer systems with multiple users at remote locations, as examples. We also believe that our keystroke encryption product, GuardedID®, offers an additional competitive edge for network security and e-commerce applications that should provide greater levels of security and the ability to evolve over time based on newer technologies when made available. GuardedID® is critical to help prevent key logging viruses, one of the largest sources of cyber attacks. GuardedID® also is protected with a patent pending. Our newest product, MobileTrust®, is ideal for bringing the functionality of our other two products, especially including keystroke encryption, to all mobile devices, with initial focus on all Apple and Android devices. Considering the features and functions, all of our cyber solutions have limited competition based on our products’ ability to protect individual identities and computers/devices against some of the most dangerous present threats. This product is also protected with a patent pending.

Although we believe that our suite of products offer competitive advantages, there is no assurance that any of these products will continue to increase its market share in the marketplace. Our competitors include established software and hardware companies that are likely to be better financed and to have established sales channels. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security than the ProtectID® products or which can be offered at prices that are more advantageous to the customer.

Employees

As of fiscal year end December 31, 2012, the Company had 7 employees. We believe relations with employees are generally good.

DESCRIPTION OF PROPERTY

We operate from leased offices located at 1090 King Georges Post Road, Suite #603, Edison, New Jersey 08837. We do not hold any material investments in other real or personal property other than office equipment. We anticipate these facilities will be adequate for the immediate future but that if we are successful in introducing our products, we will need to seek larger or additional office quarters. We pay a monthly base rent of $3,807 which commenced on July 1, 2009 through the extended lease termination date of January 31, 2016. The lease does not contain a renewal option and requires us to pay costs such as maintenance and insurance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Management's Discussion and Analysis of Financial Condition is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. When preparing our financial statements, we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, along with the amounts of revenues and expenses during the reported period. Significant estimates include, but are not limited to, the estimated useful lives of property and equipment and website development costs. Actual results could differ from those estimates.

Results of Operations

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2012

Revenues for the three months ended September 30, 2013 were $179,408 compared to $289,515 for the three months ended September 30, 2012, a decrease of $110,107 or 38%. The decrease in revenues was primarily due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with one of our channel partners, WhiteSky, Inc. ("WhiteSky"). We have opportunities, through our sales channel and current pilots, that we expect, but cannot guarantee, will increase revenues in the fourth quarter of 2013.

Revenues generated consisted of hardware and software sales, services and maintenance sales, revenue from sign on fees, and recurring transaction revenues. Hardware sales for the three months ended September 30, 2013 were $365 compared to $0 for the three months ended September 30, 2012, an increase of $365. The increase in hardware revenues was primarily due to the increase in our sales of our one-time-password token key-fobs.  Software, services and maintenance sales for the three months ended September 30, 2013 were $179,043 compared to $289,515 for the three months ended September 30, 2012, a decrease of $110,472. The decrease in software, services and maintenance revenues was primarily due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with WhiteSky.

Cost of revenues for the three months ended September 30, 2013 was $5,308 compared to $1,029 for the three months ended September 30, 2012, an increase of $4,279, or 416%. The increase resulted primarily from the increase in our sales of our one-time-password token key-fobs. Cost of revenues as a percentage of total revenues for the three months ended September 30, 2013 was 3.0% compared to 0.36% for the three months ended September 30, 2012. The increase resulted primarily from the overall decrease in our total revenues.

Gross profit for the three months ended September 30, 2013 was $174,100 compared to $288,486 for the three months ended September 30, 2012, a decrease of $114,386, or 39.7%. The decrease in gross profit was primarily due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with WhiteSky.

Research and development expenses for the three months ended September 30, 2013 were $85,800 compared to $78,000 for the three months ended September 30, 2012, an increase of $7,800, or 10.0%. The increase was primarily attributable to an extra pay period in the third quarter of 2013. The salaries, benefits and overhead costs of personnel conducting research and development of our software products comprise research and development expenses.

Selling, general and administrative (“SGA”) expenses for the three months ended September 30, 2013 were $291,653 compared to $258,578 for the three months ended September 30, 2012, an increase of $33,075 or 12.8%. The increase was due primarily to the increase in legal fees we expensed in the quarter. Selling, general and administrative expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock to non-employees and other general corporate expenses.

Other (income) expense for the three months ended September 30, 2013 was $374,299 as compared to $214,010 for the three months ended September 30, 2012, representing an increase in other expense of $160,289, or 74.9%. The increase was primarily due to an increase in interest expense.

Our net loss for the three months ended September 30, 2013 was $577,652 compared to a net loss of $262,102 for the three months ended September 30, 2012, an increase of $315,550, or 120%. The increase in our net loss was due primarily to the overall decrease in our total revenues due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with WhiteSky, and the increase in legal fees and interest expense.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2012

Revenues for the nine months ended September 30, 2013 were $367,579 compared to $642,596 for the nine months ended September 30, 2012, a decrease of $275,017 or 42.8%. The decrease in revenues was primarily due to one-time credits of $44,092 applied to our revenues as a result of the downsizing of one client causing a delay in the processing of their maintenance fees and due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with one of our channel partners, WhiteSky, Inc. ("WhiteSky").

Revenues generated consisted of hardware and software sales, services and maintenance sales, revenue from sign on fees, and recurring transaction revenues. Hardware sales for the nine months ended September 30, 2013 were $7,572 compared to $6,067 for the nine months ended September 30, 2012, an increase of $1,505. The increase in hardware revenues was primarily due to the increase in our sales of our one-time-password token key-fobs.  Software, services and maintenance sales for the nine months ended September 30, 2013 were $360,007 compared to $636,529 for the nine months ended September 30, 2012, a decrease of $276,522. The decrease in software, services and maintenance revenues was primarily due to one-time credits applied to first quarter revenues and due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with WhiteSky.

Cost of revenues for the nine months ended September 30, 2013 was $14,977 compared to $13,050 for the nine months ended September 30, 2012, an increase of $1,927, or 14.8%. The increase resulted primarily from the increase in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology. Cost of revenues as a percentage of total revenues for the nine months ended September 30, 2013 was 4.1% compared to 2.0% for the nine months ended September 30, 2012. The increase resulted primarily from the overall decrease in our total revenues.

Gross profit for the nine months ended September 30, 2013 was $352,602 compared to $629,546 for the nine months ended September 30, 2012, a decrease of $276,944, or 44.0%. The decrease in gross profit was primarily due to the decrease in our revenues from the one-time credits applied to first quarter revenues and due to the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with WhiteSky.

Research and development expenses for the nine months ended September 30, 2013 were $254,800 compared to $253,500 for the nine months ended September 30, 2012, an immaterial increase of $1,300, or 0.01%. The salaries, benefits and overhead costs of personnel conducting research and development of our software products comprise research and development expenses.

Selling, general and administrative (“SGA”) expenses for the nine months ended September 30, 2013 were $969,458 compared to $855,541 for the nine months ended September 30, 2012, an increase of $113,917 or 13.3%. The increase was due primarily to the increase in legal fees we expensed in the fiscal year. Selling, general and administrative expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock to non-employees and other general corporate expenses.

Other (income) expense for the nine months ended September 30, 2013 was $1,025,559 as compared to $415,522 for the nine months ended September 30, 2012, representing an increase in other expense of $610,037, or 147%. The increase was primarily due to an increase in interest expense and the change in the fair value of the derivatives relating to a portion of our secured and unsecured convertible debenture balances.

Our net loss for the nine months ended September 30, 2013 was $1,897,215 compared to a net loss of $895,017 for the nine months ended September 30, 2012, an increase of $1,002,198, or 112%. The increase in our net loss was due primarily to the overall decrease in our total revenues, the one-time credits applied to first quarter revenues, the decrease in the sales of our GuardedID® keyboard encryption (anti-keylogger) technology relating to our initiated litigation with WhiteSky, the increase in legal fees and interest expense, and the change in the fair value of the derivatives relating to a portion of our secured and unsecured convertible debenture balances.

Liquidity and Capital Resources

Our total current assets at September 30, 2013 were $55,159, which included cash of $9,025, as compared with $286,516 in total current assets at December 31, 2012, which included cash of $133,279. Additionally, we had a stockholders’ deficit in the amount of $11,224,327 at September 30, 2013 compared to a stockholders’ deficit of $10,484,588 at December 31, 2012.  We have historically incurred recurring losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. The liabilities include a computed liability for the fair value of derivatives of $622,466, which will only be realized on the conversion of the derivatives, or settlement of the debentures.

We financed our operations during the nine months ended September 30, 2013 primarily through the sale and issuance of debt in the aggregate amount of $383,500 and through recurring revenues from our ProtectID® and GuardedID® technology, in the aggregate amount of $367,579. Management anticipates that we will continue to rely on equity and debt financing, at least in the near future, to finance our operations. While management believes that there will be a substantial percentage of our sales generated from our GuardedID® product and there are an increasing number of customers for our patented ProtectID® product, we will continue to have customer concentrations. Inherently, as time progresses and corporate exposure in the market continues to grow, with increasing marketing efforts, management believes, but cannot guarantee, we will continue to attain greater numbers of customers and the concentrations could decrease over time. Until this is accomplished, management will continue to attempt to secure additional financing through both the public and private market sectors to meet our continuing commitments of expenditures and until our sales revenue can provide greater liquidity.

Our number of common shares outstanding increased from 362,808,206 shares at the year ended December 31, 2012 to 1,395,677,960 at the nine months ended September 30, 2013, an increase of 285%. The increase in the number of common shares outstanding was due to common shares issued related to conversion and settlement of debt and consulting obligations, which, consequently, reduced our total outstanding debt.

We have historically incurred losses and we anticipate that we will not generate any significant revenues until the third quarter of 2013 or later. Our operations presently require funding of approximately $105,000 per month. Management believes, but cannot provide assurances, that we will be cash flow positive by the end of 2013, or shortly thereafter, based on recently executed and announced contracts and potential contracts that we anticipate closing throughout 2013 in the financial industry, technology, insurance, enterprise, healthcare, government, legal, gaming, automotive and consumer sectors in the United States, Latin America, Europe, Africa and the Pacific Rim. There can be no assurance, however, that the sales anticipated will materialize or that we will achieve the profitability we have forecasted.  Management also recognizes the consequences of the current world economic developments and the possible volatile effect on currency rates resulting from revenues derived from foreign markets.

Increase in Authorized Shares

In May 2013, an increase of the authorized shares of our common stock from seven hundred fifty million (750,000,000) to one billion, five hundred million (1,500,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in May 2013.

In July 2013, an increase of the authorized shares of our common stock from one billion, five hundred million (1,500,000,000) to three billion (3,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2013.

In August 2013, an increase of the authorized shares of our common stock from three billion (3,000,000,000) to five billion (5,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in September 2013.

SUMMARY OF OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES

At September 30, 2013, $542,588 in aggregate principal amount of the DART Limited ("DART"), custodian for Citco Global Custody NV (“Citco Global”) as of July 2012, debentures, as assigned by YA Global and Highgate in April 2009, were issued and outstanding.

During the nine months ended September 30, 2013, DART had no conversions.

The DART secured convertible debentures are fully matured. We have been in contact with the note holder who has indicated that it has no present intention of exercising its right to convert the debentures into restricted shares of our common stock. The note holder has advised us that it currently is willing to wait until it receives a buyout offer from us.

During the nine months ended September 30, 2013, we issued unsecured convertible notes in an aggregate total of $383,500 to four unrelated parties pursuant to the terms and conditions of term sheets executed with investor firms at various times during 2013. Additionally, during the nine months ended September 30, 2013, we settled and transferred $83,255 of unsecured convertible note balances and $216,814 of unsecured note balances, plus accrued interest of $70,598, to three unrelated parties in the form of seven convertible notes for $340,492. Accrued interest of $31,175 was forgiven. Additionally, during the nine months ended September 30, 2013, four investor firms converted $578,353 of convertible notes, $8,991 of accrued interest and $375 of legal fees into 1,032,049,728 unrestricted shares of our common stock pursuant to an exemption provided under Rule 144 of the Securities Act of 1933. The conversion prices ranged from $0.00022 per share to $0.00174 per share. Additionally, during the nine months ended September 30, 2013, we repaid a total of $3,500 of unsecured convertible notes to one unrelated party.

During the nine months ended September 30, 2013, we repaid a total of $8,220 of unsecured notes and $5,650 of accrued interest to two unrelated parties.

Summary of Funded Debt

As of September 30, 2013, our company’s open unsecured promissory note balance was $2,137,500, listed as follows:

•

$165,000 to an unrelated individual – current portion

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$210,000 to an unrelated company - current portion

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$1,625,000 to twenty unrelated individuals through term sheet with the StrikeForce Investor Group – current portion

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$137,500 to an unrelated company - current portion

As of September 30, 2013, our company’s open unsecured related party promissory note balances were $722,638, listed as follows:

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$722,638 to our CEO – current portion

As of September 30, 2013, our company’s open convertible secured note balances were $542,588, listed as follows:

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$542,588 to DART (custodian for Citco Global and as assigned in 04/09 by YA Global and Highgate House Funds, Ltd.)

As of September 30, 2013, our company’s open convertible note balances were $1,329,383, net of discount on convertible notes of $295,565, listed as follows:

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$235,000 to an unrelated company (03/05 unsecured debenture) - current portion

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$7,000 to an unrelated company (06/05 unsecured debenture) – current portion

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$10,000 to an unrelated individual (06/05 unsecured debenture) - current portion

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$40,000 to three unrelated individuals (07/05 unsecured debentures) - current portion

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$5,000 to an unrelated individual (09/05 unsecured debenture) – current portion

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$10,000 to an unrelated individual (12/05 unsecured debenture) – current portion

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$150,000 to an unrelated individual (06/06 unsecured debenture) – current portion

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$150,000 to an unrelated individual (09/06 unsecured debenture) – current portion

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$3,512 to an unrelated individual (02/07 unsecured debenture) – current portion

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$100,000 to an unrelated individual (05/07 unsecured debenture) – current portion

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$100,000 to an unrelated individual (06/07 unsecured debentures) – current portion

•

$100,000 to an unrelated individual (07/07 unsecured debenture) – current portion

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$120,000 to three unrelated individuals (08/07 unsecured debentures) – current portion

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$50,000 to two unrelated individuals (12/09 unsecured debentures) - current portion

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$30,000 to an unrelated company (03/10 unsecured debenture) – long term portion

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$103,387 to un unrelated company (01/12 unsecured debentures) - current portion

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$75,000 to un unrelated company (03/12 unsecured debenture) - current portion

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$14,250 to un unrelated company (02/13 unsecured debenture) - current portion

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$42,500 to un unrelated company (04/13 unsecured debenture) - current portion

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$25,000 to un unrelated company (04/13 unsecured debenture) - current portion

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$32,750 to un unrelated company (05/13 unsecured debenture) - current portion

•

$42,500 to un unrelated company (06/13 unsecured debentures) - current portion

•

$60,000 to un unrelated company (06/13 unsecured debentures) - current portion

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$37,500 to un unrelated company (07/13 unsecured debenture) - current portion

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$36,799 to un unrelated company (07/13 unsecured debentures) - current portion

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$37,500 to un unrelated company (08/13 unsecured debenture) - current portion

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$7,250 to un unrelated company (09/13 unsecured debenture) - current portion

As of September 30, 2013, our company’s open convertible note balances - related parties were $355,500, listed as follows:

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$268,000 to our CEO – current portion

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$57,500 to our VP of Technical Services – current portion

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$30,000 to a relative of our CTO & one of our Software Developers – current portion

Based on present revenues and expenses, we are unable to generate sufficient funds internally to sustain our current operations. We must raise additional capital or determine other borrowing sources to continue our operations.  It is management’s plan to seek additional funding through the sale of common stock, the sale and settlement of trade payables and debentures, and the issuance of notes and debentures, including notes and debentures convertible into common stock. If we issue additional shares of common stock, the value of shares of existing stockholders is likely to be diluted.

However, the terms of the convertible secured debentures issued to certain of the existing stockholders require that we obtain the consent of such stockholders prior to our entering into subsequent financing arrangements. No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements.

Our future revenues and profits, if any, will primarily depend upon our ability, and that of our distributors and resellers, to secure sales of our suite of network security and anti-malware products. We do not presently generate significant revenue from the sales of our products. Although management believes that our products are competitive for customers seeking a high level of network security, we cannot forecast with any reasonable certainty whether our products will gain acceptance in the marketplace and if so by when.

Except for the limitations imposed upon us respective to the convertible secured debentures of DART (custodian for Citco Global and as assigned by YA Global and Highgate House Funds, Ltd.), there are no material or known trends that will restrict either short term or long-term liquidity.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity or capital expenditures.

Going Concern

The Report of Our Independent Registered Public Accounting Firm Contains Explanatory Language That Substantial Doubt Exists About Our Ability To Continue As A Going Concern

The accompanying unaudited financial statements have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying unaudited financial statements, we had a working capital deficiency of $11,233,938 and $10,481,937 and deficits in stockholders’ equity of $11,224,327 and $10,484,588 at September 30, 2013 and December 31, 2012, respectively, and net losses of $1,897,215 and $895,017 and net cash used in operating activities of $494,535 and $502,004 for each of the nine months ended September 30, 2013 and 2012, respectively.  These factors raise substantial doubt about our ability to continue as a going concern.

Currently, management is attempting to increase revenues and improve gross margins by a revised sales strategy. In principle, we are focusing on domestic and international channel sales, where we are primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While we believe in the viability of our strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  Our ability to continue as a going concern is dependent upon our ability to continually increase our customer base and realize increased revenues from recently signed contracts.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth the executive officers and/or Directors of the Company, their ages, and all offices and positions with the Company.

Name	Age	Position
Mark L. Kay	64	Chief Executive Officer and Chairman of the Board of Directors
Philip E. Blocker	56	Chief Financial Officer
Ramarao Pemmaraju	52	Chief Technical Officer and Director
George Waller	55	Executive Vice President and Marketing Director

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by the Dart/Citco Global agreement, at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers who are also the Directors and significant employees:

Mark L. Kay, Chief Executive Officer and Chairman of the Board of Directors

Mr. Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. In December 2008, a majority of the Board of Directors, by written consent, eliminated the position of President of the Company, with those responsibilities being assumed by Mr. Kay. A majority of the Board of Directors also appointed Mr. Kay as the Chairman of the Board in December 2008. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Philip E. Blocker, Chief Financial Officer

Mr. Blocker was CFO of MediaServ, a NYC based Internet software development company, in 2001. Prior to MediaServ, Mr. Blocker was a partner in POLARIS, a $25 million technology reseller, specializing in storage and high availability solutions. He is a Certified Public Accountant and has practical experience with taking private companies public.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID® product. In May 1999 Mr. Pemmaraju co-founded NetLabs, which developed security software products. Mr. Pemmaraju concentrated his time on NetLabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years’ experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, Executive Vice President and Head of Marketing

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board of Directors

Our By-laws provide that there must be no less than one and no more than seven directors, as determined by the Board of Directors.  Our Board of Directors currently consists of three directors. Directors need not be stockholders of the Company or residents of the State of Wyoming.  Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified.  A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains.  A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

The executive officers of the Company are appointed by the Board of Directors.

During fiscal 2012, our Board of Directors met twenty four times. The Board of Directors also uses resolutions in writing to deal with certain matters and, during fiscal 2012 forty-three written resolutions were signed by a majority of the Directors.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

Committees

StrikeForce has two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed “independent” directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an “audit committee financial expert” as that term is defined under Regulation S-K promulgated under the Securities Act of 1933, as amended.

It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of StrikeForce’s auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting StrikeForce’s operating results and to review StrikeForce’s internal control procedures.

It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee’s compensation consistent with shareholders’ gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

At present, executive and director compensation matters are determined by a majority vote of the board of directors.

We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board's practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons.  The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of the Company on the same basis as candidates proposed by any other person.

Section 16(a) Beneficial Ownership Reporting Compliance

As of the last annual report, the Company did not have any class of equity securities registered pursuant to Section 12 of the Exchange Act. Therefore, our executive officers, directors and 10% beneficial owners were not required to file initial reports of ownership and reports of changes in ownership pursuant to Section 16(a) of the Exchange Act. Subsequent to December 31, 2012, on July 29, 2013, the Company filed Form 8(a) to register its securities pursuant to Section 12(g) and will be subject to the requirements of Section 16 going forward.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics contains standards that are reasonably designed to deter wrongdoing and to promote:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and in other public communications made by the company;

•

Compliance with applicable governmental laws, rules and regulations;

•

The prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

•

Accountability for adherence to the code.

Indemnification of Officers and Directors

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below. The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

StrikeForce Technologies, Inc.

1090 King George’s Post Road

Suite #603

Edison, NJ 08837

Attn: Mark L. Kay, Chairman

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of StrikeForce during the year ended December 31, 2012, regardless of the compensation level, and (ii) each of our other executive officers, serving as an executive officer at any time during 2012. The foregoing persons are collectively referred to as the “Named Executive Officers.” Compensation information is shown for the year ended December 31, 2012:

Name/ Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Incentive Plan Option Awards ($)	Securities Underlying Options/SARs ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark L. Kay Chief Executive Officer	2012	98,000	-	-	-	-	-	-	98,000

George Waller Executive Vice President	2012	98,000	-	-	-	-	-	-	98,000

Ramarao Pemmaraju Chief Technical Officer	2012	98,000	-	-	-	-	-	-	98,000

On July 31, 2010, Philip E. Blocker was appointed the Company’s Chief Financial Officer. Mr. Blocker is not an employee of the Company and received consultant fees of $1,175 in 2012 for serving as Chief Financial Officer. Mr. Blocker received no option awards in 2012.

Compensation information is shown for the year ended December 31, 2011:

Name/ Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Incentive Plan Option Awards ($)	Securities Underlying Options/SARs ($)	Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Mark L. Kay Chief Executive Officer	2011	88,466	—	329,000	451,111	—	15,077	[3]	—	883,654

George Waller Executive Vice President	2011	88,466	—	329,000	451,111	—	15,077	[3]	—	883,654

Ramarao Pemmaraju Chief Technical Officer	2011	88,466	—	329,000	451,111	—	15,077	[3]	—	883,654

There are no employment agreements between StrikeForce and any executive officer or director.

(1)	Value of non-convertible Series A preferred stock issued, for voting purposes only, to the three members of the management team at one share each in 2011.

(2)	Fair value of Incentive Plan options issued to executive officers by the Company in 2011.

(3)	Nonqualified deferred compensation earnings to executive officers have been accrued for 2011 as a result of missed salaries due to cash flow constraints.

Outstanding Option Awards at Year End

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested, and equity-incentive plan awards outstanding at December 31, 2012, for each Named Executive Officer and/or Director.

Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark L. Kay	9,231 15,705	- -	- -	$ $	0.375 0.240	03/02/17 03/16/17	- -	- -	- -	- -
	16,388	-	-		$0.230	04/27/17	-	-	-	-
	16,346	-	-		$0.200	05/25/17	-	-	-	-
	25,128	-	-		$0.150	06/08/17	-	-	-	-
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
	227,908	-	-		$0.020	03/26/13	-	-	-	-
	1,000,000	-	-		$0.0085	07/01/15	-	-	-	-
	10,000,000	-	-		$0.0025	12/21/15	-	-	-	-
	3,000,000	-	-		$0.006	12/23/15	-	-	-	-
	15,555,556	-	-		$0.010	04/21/16	-	-	-	-
Robert Denn	16,346 25,128	- -	- -	$ $	0.200 0.150	05/25/17 06/08/17	- -	- -	- -	- -
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
Mark Corrao	16,346 25,128	- -	- -	$ $	0.200 0.150	05/25/17 06/08/17	- -	- -	- -	- -
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
	227,908	-	-		$0.020	03/26/13	-	-	-	-
George Waller	25,128 18,643	- -	- -	$ $	0.150 0.170	06/08/17 06/22/17	- -	- -	- -	- -
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
	227,908	-	-		$0.020	03/26/13	-	-	-	-
	1,000,000	-	-		$0.0085	07/01/15	-	-	-	-
	10,000,000	-	-		$0.0025	12/21/15	-	-	-	-
	3,000,000	-	-		$0.006	12/23/15	-	-	-	-
	15,555,556	-	-		$0.010	04/21/16	-	-	-	-

Ramarao Pemmaraju	16,346 25,128	- -	- -	$ $	0.200 0.150	05/25/17 06/08/17	- -	- -	- -	- -
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
	227,908	-	-		$0.020	03/26/13	-	-	-	-
	1,000,000	-	-		$0.0085	07/01/15	-	-	-	-
	10,000,000	-	-		$0.0025	12/21/15	-	-	-	-
	3,000,000	-	-		$0.006	12/23/15	-	-	-	-
	15,555,556	-	-		$0.010	04/21/16	-	-	-	-

Option Exercises and Stock Vested Table

None.

Pension Benefits Table

None.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Mark L. Kay	-	-	-	-	334,985

George Waller	-	-	-	-	331,654

Ramarao Pemmaraju	-	-	-	-	335,216

All Other Compensation Table

None.

Perquisites Table

None.

Director Compensation

All three of our directors were also executive officers of the Company through December 31, 2012. Three of our five directors were also executive officers of the Company from June 29 through December 31, 2011. Our directors did not receive any separate compensation for serving as such during fiscal 2012.

Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Share Ownership of Certain Beneficial Owners

The following table sets forth certain information as of December 31, 2012, with respect to the shares of common stock beneficially owned by: (i) each director; (ii) each executive officer; (iii) all current executive officers (regardless of salary and bonus level) and directors as a group; and (iv) each person or entity known by us to beneficially own more than 5% of our outstanding common stock. The address for each director and executive officer is 1090 King Georges Post Road, Suite 603, Edison, New Jersey 08837. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

This table is based upon information obtained from our stock records.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)	PERCENTAGE OF CLASS(2) (excluding Preferred Stock (11))
Mark L. Kay	30,565,770 (3),(11)	3.30%
Ramarao Pemmaraju	41,879,108 (4),(5),(11)	4.52%
George Waller	30,511,705 (6),(7),(11)	3.30%
All directors and executive officers as a group (3 persons)	102,956,583 (8)	11.12%
NetLabs.com, Inc.	874,000 (9),(10)	0.09%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 90 days from the date hereof.

(2)

Based on 362,808,206 shares of common stock outstanding as of December 31, 2012; also including 157,199.191 shares of common stock available to beneficial owners upon the conversion of certain convertible loans, 142,789,198 shares of common stock underlying options and 263,003,662 shares of common stock underlying common stock purchase warrants.

(3)

Includes 27,733 shares of common stock available upon the conversion of certain convertible loans valued at $10.00 per share for $240,000 of convertibles and $7.50 per share for $28,000 of convertibles, 727,908 shares of common stock underlying vested three-year options valued from $0.02 to $0.08 per share, 29,555,556 shares of common stock underlying vested five-year options valued from $0.0025 to $0.01 per share, 173,556 shares of common stock underlying vested ten-year options valued from $0.08 to $0.375 per share and 5,180 shares of common stock underlying common stock purchase warrants, exercisable at $10.00. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common and preferred stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(4)

Includes 3,167 shares of common stock available upon the conversion of certain convertible loans valued at $10.00 per share for $25,000 of convertibles and $7.50 per share for $5,000 of convertibles, 1,190,700 shares of common stock underlying vested three-year options valued from $0.02 to $0.08 per share, 40,138,889 shares of common stock underlying vested five-year options valued from $0.0025 to $0.01 per share and 219,605 shares of common stock underlying vested ten-year options valued from $0.08 to $0.20 per share. Of the total shares, 11,136,965 shares, consisting of 3,167 shares of common stock available upon the conversion of certain convertible loans valued at $10.00 per share for $25,000 of convertibles and $7.50 per share for $5,000 of convertibles, 462,792 shares of common stock underlying vested three-year options valued from $0.02 to $0.08 per share, 10,583,333 shares of common stock underlying vested five-year options valued from $0.0025 to $0.01 per share, 87,373 shares of common stock underlying vested ten-year options valued from $0.08 to $0.20 per share and 300 shares of common stock underlying common stock purchase warrants, exercisable at $10.00 are in the name of Sunita Pemmaraju who is a family member of Ramarao Pemmaraju. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(5)

Excludes shares owned by NetLabs.com, Inc. which is controlled by Ramarao Pemmaraju and another individual.

(6)

Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.

(7)

Includes 727,908 shares of common stock underlying vested three-year options valued from $0.02 to $0.08 per share, 29,555,556 shares of common stock underlying vested five-year options valued from $0.0025 to $0.01 per share and 115,886 shares of common stock underlying vested ten-year options valued from $0.08 to $0.20 per share. Mark Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(8)

Includes 30,900 shares of common stock available upon the conversion of certain convertible loans valued at $10.00 per share for $265,000 of convertibles and $7.50 per share for $33,000 of convertibles, 2,646,516 shares of common stock underlying vested three-year options valued from $0.02 to $0.08 per share, 99,250,001 shares of common stock underlying vested five-year options valued from $0.0025 to $0.01 per share, 509,047 shares of common stock underlying vested ten-year options valued from $0.08 to $0.375 per share and 5,480 shares of common stock underlying common stock purchase warrants, exercisable at $10.00. Excludes the Series A Preferred Shares: Mark L. Kay, along with Ramarao Pemmaraju and George Waller, each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller, have irrevocably waived any conversion rights.

(9)

Ramarao Pemmaraju controls NetLabs.com, Inc. along with another individual.

(10)

Includes 760,000 shares of common stock underlying vested ten-year options valued at $3.60 per share.

(11)

Mark Kay, along with Ramarao Pemmaraju and George Waller hold 3 shares of preferred stock. The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock.

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

In February 2011, an increase of the authorized shares of our common stock from one hundred million (100,000,000) to five hundred million (500,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State.

In December 2012, an  increase of the authorized shares of our common stock from five hundred million (500,000,000) to seven hundred fifty million (750,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in February 2013.

In April 2013, an increase of the authorized shares of our common stock from one billion five hundred million (1,500,000,000) to three billion (3,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in April 2013.

In July 2013, an increase of the authorized shares of our common stock from one billion, five hundred million (1,500,000,000) to three billion (3,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2013.

In August 2013, an increase of the authorized shares of our common stock from three billion (3,000,000,000) to five billion (5,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in September 2013.

Preferred Stock

On October 21, 2010, we amended our Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. On November 15, 2010, we changed our domicile from the state of New Jersey to the state of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized, on January 10, 2011, 100 shares of preferred stock were designated as Series A Preferred Stock and 100,000,000 shares were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

The Series B Preferred Stock shall have preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to our shareholders for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by our Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.  As of December 31, 2012, no shares of Series B Preferred Stock have been issued.

Issuance of Series A Preferred Stock

In February 2011, we issued three shares of non-convertible Series A preferred stock valued at $329,000 per share, or $987,000 in aggregate, for voting purposes only, to the three members of our management team at one share each. The issued and outstanding shares of the Series A preferred stock have voting rights equal to eighty percent of the total issued and outstanding shares of the our common stock. This effectively provided them, upon retention of their Series A Preferred Stock, voting control on matters presented to our shareholders. They have each irrevocably waived their conversion rights relating to the Series A preferred shares issued.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Wyoming Articles of Incorporation, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the Record Date, the Company had 4,218,595,374 voting shares issued and outstanding, consisting of three shares of series A preferred shares and 1,004,427,467  shares of common stock, which for voting purposes the preferred shares equate to 80% of the total voting shares and is entitled to one vote per share. The consenting stockholders are the record and beneficial owners of 3,214,167,904 shares of the Company’s preferred and common stock, which represents approximately 80% of the total number of Voting Shares. Pursuant to Section 17-16-724 of the Wyoming Statutes, the consenting stockholders voted in favor of the actions described herein in a written consent, dated August 30, 2013. No consideration was paid for the consent. The consenting stockholders‘ names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage (4)

Mark L. Kay (1)	Director, Officer and Stockholder	2,999,402,943	26.67%
Ram Pemmaraju (2)	Director, Officer and Stockholder	2,999,402,943	26.67%
George Waller (3)	Director, Officer and Stockholder	2,999,402,942	26.66%

TOTAL		8,998,208,828	80%

____________________

(1)	Mr. Mark L. Kay is the Chief Executive Officer, Chairman of the Board of Directors and a director of the Company.
(2)	Mr. Ram Pemmaraju is Chief Technical Officer, Secretary and a director of the Company.
(3)	Mr. George Waller, is Executive Vice President and a director of the Company.
(4)

Based upon 8,998.208,828 “Voting Shares” outstanding as of November 21, 2013. Includes shares of common stock held by the consenting shareholders as the preferred shares represented the voting majority of capital shares.

INCREASE AUTHORIZED COMMON SHARES

Material Terms, Potential Risks And Principal Effects Of The Increase of Authorized Common Share

Our Board of Directors and the consenting majority stockholders have adopted and approved resolutions and an amendment to the Articles Of Incorporation to effect an increase of the number of common shares of the Company that the Company may issue are increased from five billion (5,000,000,000) to six billion seven hundred fifty thousand (6,750,000,000), The Board of Directors and the consenting majority stockholders believe that the Increase in Authorized common shares is in the best interest of the Company and its stockholders because the increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as providing for reserves that are often required when and if necessary to raise additional capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes as we make every effort to become cash flow positive.

The increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being presented with the intent that it be utilized as a type of anti-takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated and potentially executed by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at StrikeForce Technologies, Inc., 1090 King Georges Post Road, Suite #603, Edison, NJ  08837.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012,

March 31, 2013, June 30, 2013 and September 30, 2013

Reports in Form 8-K.

All  documents  filed by the Company  with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

Any  statement  contained  in a document  incorporated  or deemed to be incorporated  by reference  herein shall be deemed to be modified or  superseded for  purposes  of this Information Statement  to the extent  that a  statement contained herein, or in any other subsequently filed document that also is, or is deemed to be,  incorporated  by reference  herein,  modifies or  supersedes  such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith.  Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

STRIKEFORCE TECHNOLOGIES, INC.

By /s/ Mark Kay

Mark Kay

Chief Executive Officer

December 2, 2013